     SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 8, 2001       (May 4, 2001)

First Financial Corporation
 (Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State or other jurisdiction	(Commission File	(IRS Employer Identification
of incorporation)	Number)	No.)

800 Washington Avenue, Waco, Texas	76701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (254) 757-2424

                        N/A

Item 5. Other Events and Regulation FD Disclosure

     Change in Trustee of the David W. Mann 1990 Trust and
     Lawsuit Filed by Annie Laurie Miller and Harold E. Allison, III

     The largest shareholder of First Financial Corporation (the "Company") is First Financial Holdings, Ltd., a Texas limited partnership ("Holdings"), which owns 92,742 shares, representing 53.44 percent of the total outstanding shares of common stock. Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann are the three limited partners of Holdings. FFC Holdings, Inc., a Texas corporation ("FFCH"), and David W. Mann are the two general partners of Holdings. The sole stockholder of FFCH is the David W. Mann 1990 Trust ("1990 Trust"). The stock of the Company that is owned by Holdings is voted by Holdings' two general partners: FFCH and David W. Mann.

     The 1990 Trust is also the sole shareholder of Bluebonnet Enterprises, Inc. ("BEI"), which is the general partner (as further addressed below under "Robert A. Mann's Status as a General Partner of Bluebonnet Investments, Ltd.") of Bluebonnet Investments, Ltd. ("BIL"). BIL owns 9,255 shares, constituting 5.33 percent, of the outstanding common stock of the Company.

     The Company was notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, after declaring a vacancy in such position, which was previously held by Robert A. Mann. The Company was also advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust. This change in trustee of the 1990 Trust was reported on a Form 8-K filed on April 4, 2001, on behalf of the Company.

     The Company was subsequently notified that on May 4, 2001, Mary Hyden Mann Hunter resigned as co-trustee of the 1990 Trust, leaving Walter J. Rusek as the sole trustee. On July 19, 2001, Walter J. Rusek resigned as trustee of the 1990 Trust, and on July 19, 2001, David W. Mann appointed Harold E. Allison, III, and Annie Laurie Miller as successor co-trustees of the 1990 Trust.

     According to the Schedule 13D filed on July 30, 2001, on behalf of Annie Laurie Miller and Harold E. Allison, III, Ms. Miller and Mr. Allison, as co-trustees of the 1990 Trust, which, as mentioned above, is the sole stockholder of FFCH, were claiming beneficial ownership of the 92,742 shares of Company common stock, shared with David W. Mann, the other general partner of Holdings.

     According to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, and to the Schedule 13D filed on July 30, 2001, on behalf of Annie Laurie Miller and Harold E. Allison, III, Robert A. Mann has advised that he does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal.

     On July 19, 2001, Annie Laurie Miller and Harold Allison, III, filed a declaratory judgment action in McLennan County, Texas, against Robert A. Mann, seeking to establish the validity of their status as co-trustees of the 1990 Trust.

Change in Directors and Officers of FFCH

     The Company has been notified that on April 18, 2001, Walter J. Rusek, Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann were elected as the sole directors of FFCH. Prior to this time, Robert A. Mann and David W. Mann had been the sole directors. The Company has also been notified that on April 18, 2001, the following persons were elected as officers of FFCH: (1) David W. Mann, President; (2) Annie Laurie Miller, Vice President; (3) Robert L. Harris, Vice President; (4) Cathy Davis, Secretary/Treasurer; and (5) Carol Lea Contella, Assistant Secretary/Treasurer. Prior to this time, Robert A. Mann had been the Chairman of the Board of FFCH. Finally, the Company has been notified that on August 22, 2001, Jack Hauser and Raymond Parker were elected as additional directors of FFCH, for a total of six directors.

Change in Directors and Officers of BEI

     The Company has been notified that on April 18, 2001, Walter J. Rusek, Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann were elected as the sole directors of BEI. Prior to this time, Robert A. Mann and David W. Mann had been the sole directors. The Company has also been notified that on April 18, 2001, the following person were elected as officers of BEI: (1) David W. Mann, President; (2) Annie Laurie Miller, Vice President; (3) Robert L. Harris, Vice President; (4) Cathy Davis, Secretary/Treasurer; and (5) Carol Lea Contella, Assistant Secretary/Treasurer. Prior to this time, Robert A. Mann had been the Chairman of the Board of BEI. Finally, the Company has been notified that on August 22, 2001, Jack Hauser and Raymond Parker were elected as additional directors of BEI, for a total of six directors.

Robert A. Mann's Status as a General Partner of Bluebonnet Investments, Ltd.

     The Company has been advised that effective June 21, 2001, Robert A. Mann's status as a general partner of Bluebonnet Investments, Ltd. ("BIL") was terminated. Robert A. Mann has since advised the Company that he still considers himself to be a general partner of BIL. Under the provisions of the Agreement of Limited Partnership of BIL, the general partners have the sole management rights in partnership affairs, including voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in § 2036 of the Internal Revenue Code and applicable regulations. The Company does not know if it is considered a "controlled corporation."

Resignation of Mary Hyden Mann Hunter From the Board of the Company
and Lawsuit Filed by Mary Hyden Mann Hunter

     Following the resignation of Mary Hyden Mann Hunter as co-trustee of the 1990 Trust, the Company was subsequently notified that on June 25, 2001, Mary Hyden Mann Hunter had also resigned from the board of the Company and had filed a lawsuit against multiple defendants, seeking an accounting, access to the books and records and other information of four partnerships to which she is a limited partner, including First Financial Holdings, Ltd., as well as a judicial decree requiring winding up and dissolution of the four partnerships. The lawsuit, originally filed in McLennan County, Texas, was subsequently dismissed by Mary Hyden Mann Hunter and re-filed in Dallas County. On October 23, 2001, Mary Hyden Mann Hunter filed a notice of non-suit and dismissed without prejudice all claims asserted. As already referenced above, Holdings is the largest shareholder of the Company, owning 92,742 shares, and representing 53.44 percent of the total outstanding shares of common stock. At this time, no one has replaced Mary Hyden Mann Hunter as the eighth director of the Company.

The information herein is reported because the Company deems it of importance to security holders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL CORPORATION
(Registrant)

Date: November 8, 2001	By: /s/ David W. Mann
David W. Mann, President